UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 13, 2006
__________________________________________________________
UST INC.
___________________________________________
(Exact name of registrant as specified in its charter)

DELAWARE	0-17506	06-1193986

(State or other jurisdiction of	(Commission File Number)	I.R.S. Employer
incorporation or organization)		Identification No.)

100 West Putnam Avenue, Greenwich, Connecticut	06830

(Address of principal executive offices)	(Zip Code)
(203) 661-1100
___________________________________________
(Registrant’s telephone number, including area code)
None
___________________________________________
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
           ☐ Written communications pursuant to Rule 425 under the Securities Act
           ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
           ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
           ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

This Amendment No. 1 amends Item 2.05 of the Current Report on Form 8-K previously filed by UST Inc. (the “Company”) on July 27, 2006. See Item 2.05 below.
Item 2.05 Costs Associated with Exit or Disposal Activities.
On July 27, 2006, the Company filed a Current Report on Form 8-K announcing “Project Momentum,” a cost reduction initiative, which is designed to create additional resources for growth via operational productivity and efficiency enhancements and which is expected to result in targeted savings of at least $100 million over the next three years. In connection with that announcement, the Company indicated that it expected to incur costs under Project Momentum, including restructuring charges, beginning as early as the third quarter of 2006. Since the Company had not finalized the courses of action to be taken in connection with Project Momentum at the time of such announcement, the Company indicated that it was not able, in good faith, to make a determination of the estimated amounts, or range of amounts, to be incurred in connection with the project.
The Company is filing this Form 8-K/A to amend the aforementioned Form 8-K filed on July 27, 2006 to update the disclosure therein under Item 2.05. At this time, the Company expects to eliminate approximately 10% of its salaried, full-time non-union positions across various functions and operations by the end of 2007, with the majority of these eliminations occurring in the third quarter of 2006. On September 13, 2006, the Company began to notify affected employees of these reductions. The Company expects to incur incremental restructuring charges, in the form of one-time termination benefits, in the range of $16 million to $18 million in connection therewith, of which approximately $11 million to $13 million will result in future cash expenditures. The remaining estimated charges relate to pension enhancements offered to applicable employees, all of which will result in future cash expenditures that will be paid directly from the respective pension plan’s assets. Consistent with the anticipated timing of these workforce reductions, the majority of these charges will be recognized in the third quarter of 2006.
The Company also currently estimates that it will incur up to approximately $0.5 million in contract termination costs associated with the termination of certain operating leases. These costs, all of which will result in future cash expenditures, are anticipated to be recognized in 2006.
In addition, at this time, the Company expects to incur approximately $6 million to $7 million in professional and other fees associated with the implementation of Project Momentum. The Company will recognize the majority of such fees, all of which will result in cash expenditures, during 2006, with the remainder to be recognized in 2007.
All charges described in this Form 8-K/A are presented on a pre-tax basis.
The Company is in the process of evaluating the impact these restructuring costs, and any related cost savings, will have on estimated earnings for 2006 and plans to provide updated guidance when results of operations are reported for the third quarter of 2006.
The Company believes that the aforementioned restructuring costs associated with Project Momentum currently represent its best estimates of the ranges of anticipated charges to be incurred; although there may be additional charges recognized as additional actions are identified and finalized. As stated in the July 27, 2006 Form 8-K, as particular actions with respect to Project Momentum are finalized and the Company is able to make good faith determinations of additional estimated costs and future cash expenditures associated with such actions, the Company intends to file amendments to the Current Report on Form 8-K, as required by Item 2.05 of Form 8-K, or report such costs or charges in its periodic reports, as appropriate.

SIGNATURE PAGE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2006	UST INC.

	By:	/s/ ROBERT T. D’ALESSANDRO
		Name:	Robert T. D’Alessandro
		Title:	Senior Vice President and Chief Financial Officer
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